EXHIBIT 24
Power of Attorney
     Each of the undersigned directors and/or officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorizes Mark E. Goldstein, Jeffrey R. Hinkle, Jeffry B. Johnson, and Dennis P. Passantino, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company’s annual report on Form 10-K, for the fiscal year ended December 31, 2005, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ Mark E. Goldstein	Director, Chairman of the Board,	February 27, 2006
Mark E. Goldstein	Chief Executive Officer and President

/s/ Jeffrey R. Hinkle	Director, Vice President – Marketing	February 20, 2006
Jeffrey R. Hinkle	and Sales

/s/ Jeffry B. Johnson	Director, Treasurer, Chief Financial	February 20, 2006
Jeffry B. Johnson	Officer and Assistant Corporate Secretary

/s/ Dennis P. Passantino	Director, Vice President – Operations	February 21, 2006
Dennis P. Passantino	and Corporate Secretary

/s/ Carl A. Bellini	Director	February 26, 2006
Carl A. Bellini

/s/ Dennis H. Field	Director	February 23, 2006
Dennis H. Field

/s/ Gerald J. Laber	Director	February 20, 2006
Gerald J. Laber